Exhibit 99.1

                   Advanta Business Cards Net Income
 Increases 36%; Strong Asset Quality, Account Growth and Transaction
                       Volume Highlight Quarter

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--October 27, 2005--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today reported net income for Advanta Business Cards of $16.2 million for third quarter 2005, an increase of 36% as compared to $11.9 million for third quarter 2004, while transaction volume increased 18% to $2.5 billion during the third quarter, as compared to the comparable quarter a year ago. The Company also reported a 92% year-to-date increase in its number of new customers, as compared to the comparable period a year ago, while its 2005 new customers had an average origination FICO of 733. "We embarked, a number of years ago, on a strategy of building a business based on attracting and deepening relationships with profitable high credit quality small business customers," said Dennis Alter, Chairman and CEO. "We are now reaping the benefits of the disciplined execution of that strategy, as illustrated by the overall results of the quarter."
    Advanta reported consolidated net income for third quarter 2005 of $3.9 million or $0.13 per diluted share for Class A and Class B shares combined, as compared to consolidated net income of $10.6 million or $0.38 per combined diluted share for third quarter 2004. Consolidated net income for third quarter 2005 includes a $0.42 per combined diluted share loss on discontinued operations, primarily as a result of the previously announced District Court ruling and settlement related to certain litigation matters. Consolidated net income for third quarter 2004 includes a $0.04 per combined diluted share asset valuation charge associated with the Company's venture capital portfolio.
    Advanta Business Cards' results for third quarter 2005 reflect a 133 basis point decline in net principal charge-offs on average managed receivables to 5.15% on an annualized basis, as compared to 6.48% for third quarter 2004. Over 30 day delinquencies on managed receivables declined 87 basis points to 3.55% and over 90 day delinquencies on managed receivables decreased 52 basis points to 1.61%, each as compared to third quarter 2004. Business Cards ended the quarter with managed receivables of $3.6 billion as compared to $3.2 billion at September 30, 2004. Net principal charge-offs on average owned receivables decreased 154 basis points to 4.92% on an annualized basis for third quarter 2005, as compared to 6.46% for third quarter 2004. Over 30 day delinquencies on owned receivables declined 84 basis points to 3.32% and over 90 day delinquencies on owned receivables decreased 49 basis points to 1.52%, each as compared to third quarter 2004. Owned Business Card receivables were $823 million at September 30, 2005 as compared to $710 million at September 30, 2004.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, October 27, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 4533748. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or our statistical supplements, both available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta focuses on the small business market and related community, providing funding and support to the nation's small businesses and business professionals through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation's largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.


                               ADVANTA
                       SEGMENT INCOME STATEMENT
                            (in thousands)

                          Three Months Ended
                          September 30, 2005
----------------------------------------------------------------------

                                  Advanta
                                 Business  Venture
                                   Cards   Capital  Other (A)  Total
                                 --------- -------- --------- --------
Interest income                 $  30,173 $      4 $   5,116 $ 35,293
Interest expense                   10,169       41     5,091   15,301
                                 --------- -------- --------- --------
Net interest income                20,004      (37)       25   19,992
Provision for credit losses        11,275        0       (43)  11,232
                                 --------- -------- --------- --------
Net interest income after
 provision for credit losses        8,729      (37)       68    8,760
Noninterest revenues:
   Interchange income              42,891        0         0   42,891
   Securitization income           31,797        0         0   31,797
   Servicing revenues              12,785        0         0   12,785
   Business credit card rewards   (14,319)       0         0  (14,319)
   Other revenues, net              3,141      (43)      187    3,285
                                 --------- -------- --------- --------
Total noninterest revenues         76,295      (43)      187   76,439
Operating expenses                 58,460        0       255   58,715
                                 --------- -------- --------- --------
Income (loss) before income
 taxes                             26,564      (80)        0   26,484
Income tax expense (benefit)       10,360      (31)        0   10,329
                                 --------- -------- --------- --------
Income (loss) from continuing
 operations                        16,204      (49)        0   16,155
Loss on discontinuance of
 mortgage business, net of tax          0        0   (12,299) (12,299)
                                 --------- -------- --------- --------
Net income (loss)               $  16,204 $    (49)$ (12,299)$  3,856
                                 ========= ======== ========= ========


                          Three Months Ended
                          September 30, 2004
----------------------------------------------------------------------

                                  Advanta
                                 Business  Venture
                                   Cards   Capital  Other (A)  Total
                                 --------- -------- --------- --------
Interest income                 $  25,916 $      1 $   1,933 $ 27,850
Interest expense                    9,224       85     1,930   11,239
                                 --------- -------- --------- --------
Net interest income                16,692      (84)        3   16,611
Provision for credit losses        11,698        0       (40)  11,658
                                 --------- -------- --------- --------
Net interest income after
 provision for credit losses        4,994      (84)       43    4,953
Noninterest revenues:
   Interchange income              35,986        0         0   35,986
   Securitization income           31,410        0         0   31,410
   Servicing revenues              12,382        0         0   12,382
   Business credit card rewards   (10,056)       0         0  (10,056)
   Other revenues, net              2,919   (2,058)       76      937
                                 --------- -------- --------- --------
Total noninterest revenues         72,641   (2,058)       76   70,659
Operating expenses                 57,967        5       119   58,091
                                 --------- -------- --------- --------
Income (loss) before income
 taxes                             19,668   (2,147)        0   17,521
Income tax expense (benefit)        7,769     (848)        0    6,921
                                 --------- -------- --------- --------
Net income (loss)               $  11,899 $ (1,299)$       0 $ 10,600
                                 ========= ======== ========= ========

(A) Other includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments.


                               ADVANTA
                   SUPPLEMENTAL NON-GAAP DISCLOSURE
           ADVANTA BUSINESS CARDS MANAGED INCOME STATEMENT
                            (in thousands)


    In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivable had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. A reconciliation of these managed financial measures to the most directly comparable GAAP financial measures is included in this press release.


                                                Three Months Ended
                                             -------------------------
                                              Sept. 30,    Sept. 30,
                                                 2005         2004
                                             ------------ ------------
Interest income                             $    129,408 $    116,024
Interest expense                                  37,751       22,963
                                             ------------ ------------
Net interest income                               91,657       93,061
Provision for credit losses                       47,148       52,438
                                             ------------ ------------
Net interest income after provision for
 credit losses                                    44,509       40,623
Noninterest revenues                              40,515       37,012
                                             ------------ ------------
Risk-adjusted revenues (A)                        85,024       77,635
Operating expenses                                58,460       57,967
                                             ------------ ------------
Income before income taxes                        26,564       19,668
Income tax expense                                10,360        7,769
                                             ------------ ------------
Net income                                  $     16,204 $     11,899
                                             ============ ============

Average managed business credit card
 receivables                                $  3,570,894 $  3,159,987


(A) Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.


                               ADVANTA
                              HIGHLIGHTS
                (in thousands, except per share data)

                                                       Percent Change
                             Three Months Ended             From
                       -------------------------------
                       Sept. 30,  June 30,   Sept. 30,  Prior  Prior
EARNINGS                 2005       2005       2004    Quarter  Year
----------------------------------------------------------------------
Basic income from
 continuing operations
 per common share:
     Class A          $    0.58  $    0.53  $    0.40     9.4 % 45.0 %
     Class B               0.61       0.56       0.43     8.9   41.9
     Combined (A)          0.60       0.55       0.42     9.1   42.9
Diluted income from
 continuing operations
 per common share:
     Class A               0.54       0.49       0.37    10.2   45.9
     Class B               0.56       0.50       0.38    12.0   47.4
     Combined (A)          0.55       0.50       0.38    10.0   44.7
Basic net income per
 common share:
     Class A               0.12       0.68       0.40   (82.4) (70.0)
     Class B               0.15       0.71       0.43   (78.9) (65.1)
     Combined (A)          0.14       0.70       0.42   (80.0) (66.7)
Diluted net income per
 common share:
     Class A               0.12       0.63       0.37   (81.0) (67.6)
     Class B               0.14       0.64       0.38   (78.1) (63.2)
     Combined (A)          0.13       0.64       0.38   (79.7) (65.8)

Return on average
 common equity             3.08 %    15.22 %    11.38 % (79.8) (72.9)

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average
 common shares used to
 compute:
   Basic earnings per
    common share
     Class A              8,829      8,821      8,803     0.1 %  0.3 %
     Class B             17,901     17,433     16,479     2.7    8.6
                       ---------  ---------  ---------
     Total               26,730     26,254     25,282     1.8    5.7
   Diluted earnings
    per common share
     Class A              8,829      8,821      8,803     0.1    0.3
     Class B             20,409     20,013     19,303     2.0    5.7
                       ---------  ---------  ---------
     Total               29,238     28,834     28,106     1.4    4.0

Ending shares
 outstanding
     Class A              9,607      9,607      9,607     0.0    0.0
     Class B             18,692     18,611     18,264     0.4    2.3
                       ---------  ---------  ---------
     Total               28,299     28,218     27,871     0.3    1.5

Stock price:
   Class A
     High             $   28.75  $   27.19  $   23.55     5.7   22.1
     Low                  24.34      20.49      19.73    18.8   23.4
     Closing              26.06      25.89      22.80     0.7   14.3
   Class B
     High                 30.96      29.44      24.44     5.2   26.7
     Low                  26.65      22.48      20.30    18.5   31.3
     Closing              28.23      28.16      24.19     0.2   16.7

Cash dividends
 declared:
     Class A              0.113      0.113      0.095     0.0   20.0
     Class B              0.136      0.136      0.113     0.0   20.0

Book value per common
 share                    18.35      18.40      14.54    (0.3)  26.2


(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.


                               ADVANTA
                   BUSINESS CREDIT CARD STATISTICS
                           ($ in thousands)

                                                       Percent Change
                            Three Months Ended               From
                   ------------------------------------
                    Sept. 30,    June 30,   Sept. 30,   Prior   Prior
                       2005        2005        2004    Quarter   Year
                   ------------------------------------------- -------
New account
 originations          57,974     70,044      24,578   (17.2)% 135.9 %
Average number of
 active accounts
 (A)                  604,486    589,751     578,162     2.5     4.6
Ending number of
 accounts             846,472    822,773     770,195     2.9     9.9
Transaction volume $2,513,752 $2,446,510  $2,125,757     2.7    18.3
Securitization
 volume increase
 excluding
 replenishment
 sales             $   96,968 $  120,000  $  (35,000)  (19.2)    N/M
Average managed
 receivables:
   Owned           $  819,870 $  727,253  $  646,934    12.7    26.7
   Securitized      2,751,024  2,707,045   2,513,053     1.6     9.5
                    ---------- ----------  ----------
   Managed (B)      3,570,894  3,434,298   3,159,987     4.0    13.0
Ending managed
 receivables:
   Owned           $  822,821 $  828,724  $  709,991    (0.7)   15.9
   Securitized      2,781,397  2,685,504   2,511,030     3.6    10.8
                    ---------- ----------  ----------
   Managed (B)      3,604,218  3,514,228   3,221,021     2.6    11.9

------------------ ------------------------------------------- -------
CREDIT QUALITY -
 OWNED
------------------
Receivables 30
 days or more
 delinquent        $   27,324 $   26,085  $   29,552
Receivables 90
 days or more
 delinquent            12,479     12,798      14,305
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent           3.32 %     3.15 %      4.16 %   5.4 % (20.2)%
   Receivables 90
    days or more
    delinquent           1.52       1.54        2.01    (1.3)  (24.4)
Net principal
 charge-offs:
   Amount          $   10,075 $    8,603  $   10,448
   As a percentage
    of average
    gross
    receivables
    (annualized)         4.92 %     4.73 %      6.46 %   4.0   (23.8)

CREDIT QUALITY -
 SECURITIZED
------------------
Receivables 30
 days or more
 delinquent        $  100,650 $  100,283  $  112,674
Receivables 90
 days or more
 delinquent            45,387     49,583      54,354
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent           3.62 %     3.73 %      4.49 %  (2.9)% (19.4)%
   Receivables 90
    days or more
    delinquent           1.63       1.85        2.16   (11.9)  (24.5)
Net principal
 charge-offs:
   Amount          $   35,873 $   38,324  $   40,740
   As a percentage
    of average
    gross
    receivables
    (annualized)         5.22 %     5.66 %      6.48 %  (7.8)  (19.4)

CREDIT QUALITY -
 MANAGED  (B)
------------------
Receivables 30
 days or more
 delinquent        $  127,974 $  126,368  $  142,226
Receivables 90
 days or more
 delinquent            57,866     62,381      68,659
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent           3.55 %     3.60 %      4.42 %  (1.4)% (19.7)%
   Receivables 90
    days or more
    delinquent           1.61       1.78        2.13    (9.6)  (24.4)
Net principal
 charge-offs:
   Amount          $   45,948 $   46,927  $   51,188
   As a percentage
    of average
    gross
    receivables
    (annualized)         5.15 %     5.47 %      6.48 %  (5.9)  (20.5)


(A) Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

N/M - Not Meaningful


                               ADVANTA
 RECONCILIATION OF MANAGED INCOME STATEMENT AND BALANCE SHEET MEASURES
                      TO GAAP FINANCIAL MEASURES
                            (in thousands)


    In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.


                                        Three Months Ended
                                        September 30, 2005
                             -----------------------------------------
                               Advanta                       Advanta
                               Business                      Business
                                Cards     Securitization      Cards
                                 GAAP      Adjustments       Managed
                             ----------- ----------------- -----------
INCOME STATEMENT MEASURES
Interest income             $    30,173 $       99,235    $   129,408
Interest expense                 10,169         27,582         37,751
Net interest income              20,004         71,653         91,657
Interchange income               42,891              0         42,891
Securitization income            31,797        (31,797)             0
Servicing revenues               12,785        (12,785)             0
Business credit card rewards    (14,319)             0        (14,319)
Other revenues, net               3,141          8,802         11,943
Total noninterest revenues       76,295        (35,780)        40,515
Provision for credit losses      11,275         35,873 (A)     47,148
                            ------------------------------------------
BALANCE SHEET MEASURES
Average business credit card
 receivables                    819,870      2,751,024      3,570,894
Ending business credit card
 receivables                    822,821      2,781,397      3,604,218
Business credit card
 receivables:
   30 days or more
    delinquent                   27,324        100,650        127,974
   90 days or more
    delinquent                   12,479         45,387         57,866
   Net principal charge-offs     10,075         35,873         45,948


                                        Three Months Ended
                                        September 30, 2004
                             -----------------------------------------
                               Advanta                       Advanta
                               Business                      Business
                                Cards     Securitization      Cards
                                 GAAP       Adjustments      Managed
                             ----------- ----------------- -----------
INCOME STATEMENT MEASURES
Interest income             $    25,916 $       90,108    $   116,024
Interest expense                  9,224         13,739         22,963
Net interest income              16,692         76,369         93,061
Interchange income               35,986              0         35,986
Securitization income            31,410        (31,410)             0
Servicing revenues               12,382        (12,382)             0
Business credit card rewards    (10,056)             0        (10,056)
Other revenues, net               2,919          8,163         11,082
Total noninterest revenues       72,641        (35,629)        37,012
Provision for credit losses      11,698         40,740 (A)     52,438
                             -----------------------------------------
BALANCE SHEET MEASURES
Average business credit card
 receivables                    646,934      2,513,053      3,159,987
Ending business credit card
 receivables                    709,991      2,511,030      3,221,021
Business credit card
 receivables:
   30 days or more
    delinquent                   29,552        112,674        142,226
   90 days or more
    delinquent                   14,305         54,354         68,659
   Net principal charge-offs     10,448         40,740         51,188


(A) Includes the amount by which credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.



    CONTACT: Advanta Corp.
             Christopher G. Curran
             Vice President, Investor Relations
             215-444-5335
             ccurran@advanta.com
              or
             David M. Goodman
             Director, Communications
             215-444-5073
             AdvantaCommunications@advanta.com